Exhibit 99.1

PCTEL Achieves $29.4 Million in Fourth Quarter Revenue

$107.2 Million in 2014 Revenue

BLOOMINGDALE, IL. – March 2, 2015 — PCTEL, Inc. (NASDAQ:PCTI), a leader in Performance Critical Telecom solutions, announced its 2014 fourth quarter and annual results.

Fourth Quarter and Annual Highlights

$29.4 million in revenue for the quarter, an increase of 13 percent from the same period last year. $107.2 million in revenue for the year, an increase of three percent over 2013.

Gross profit margin of 40 percent in the quarter, compared to 42 percent for the same period last year. Gross profit margin of 41 percent for the year, compared to 40 percent in 2013.

GAAP operating margin from continuing operations of six percent for the quarter, compared to operating margin of two percent for the same period last year. Operating margin for the year of four percent as compared to break even in 2013.

GAAP net income from continuing operations of $2.0 million for the quarter, or $0.11 per diluted share, compared to net income of $453,000, or $0.02 per diluted share for the same period last year. $4.6 million of net income from continuing operations for the year, or $0.25 per diluted share, as compared to net income of $3.3 million, or $0.18 per diluted share in 2013.

Non-GAAP operating profit and net income are measures the company uses to reflect the results of its core earnings. The Company’s reporting of Non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

Non-GAAP operating margin from continuing operations of 12 percent in the quarter, compared to 10 percent in the same period last year. Non-GAAP operating margin for the year was 10 percent as compared to nine percent in 2013.

Non-GAAP net income from continuing operations of $3.0 million or $0.16 per diluted share in the quarter, as compared to $2.1 million or $0.12 per diluted share in the same period last year. Non-GAAP net income from continuing operations of $8.8 million or $0.48 per diluted share for the year, as compared to $7.6 million or $0.42 per diluted share in 2013. The 2014 Non-GAAP earnings represent a 4X increase over the last five years.

$60.0 million of cash and short-term investments at December 31, 2014, an increase of approximately $1.1 million from the preceding quarter. This quarterly change includes approximately $2.6 million of cash flow from operations and approximately $700,000 of capital expenditures.

“Continued demand for in-building and small cell solutions drove our revenue growth, generating demand for our engineering services, scanning receivers, in-building antenna solutions, and our site solutions,” said Marty Singer, PCTEL’s Chairman and CEO. “We believe that we are off to a good start to 2015 with our recent announcement of an industry-leading five year warranty and our innovative VenU™ product line. We are preparing for the release of additional products during the Mobile World Congress this week,” added Singer.

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 8:30 AM ET. The call can be accessed by dialing (877) 734-5369 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 13775109. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 13775109.

About PCTEL

PCTEL delivers Performance Critical Telecom solutions. Engineers rely upon PCTEL’s products and services to visualize, benchmark, and optimize wireless networks worldwide. PCTEL’s antennas and site solutions are vital elements for SCADA, oil and gas, utilities, fleet management, health care, public safety, education, small cell, and network timing.

PCTEL’s RF Solutions products and services improve the performance of wireless networks globally. PCTEL’s performance critical products include its MXflex™, IBflex™, and EXflex® SeeGull® scanning receivers and related SeeHawk® and SeeWave™ tools. PCTEL’s sophisticated engineering services utilize these products as well as the Meridian™ network analytics tool.

PCTEL Connected Solutions™ designs and delivers performance critical antennas and site solutions for wireless networks globally. PCTEL’s performance critical MAXRAD® and Bluewave™ antenna solutions include high rejection and high performance GPS and GNSS products, the industry leading Yagi portfolio, mobile and indoor LTE, broadband, and LMR antennas and PIM-rated antennas for transit, in-building, and small cell applications. We provide performance critical mobile towers for demanding emergency and oil and gas network applications and leverage our design, logistics, and support capabilities to deliver performance critical site solutions into carrier, railroad, and utility applications.

PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites: www.pctel.com, www.antenna.com, or www.rfsolutions.pctel.com.

PCTEL Safe Harbor Statement

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding the demand for in-building and small cell solutions generating growth in PCTEL’s in-building engineering services and scanning receiver sales, the impact of the five-year warranty, and the anticipated success of the Company’s new VenU™ and other products, are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the customer demand for in-building and small cell solutions, PCTEL’s ability to successfully grow the wireless products business and its ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

For further information contact:

John Schoen CFO PCTEL, Inc. (630) 372-6800	Jack Seller Public Relations PCTEL, Inc. (630)372-6800 Jack.seller@pctel.com

PCTEL, INC.

CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)

	December 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$20,432	$21,790
Short-term investment securities	39,577	36,105
Accounts receivable, net of allowance for doubtful accounts of $121 and $130 at December 31, 2014 and December 31, 2013, respectively	23,874	18,603
Inventories, net	16,358	14,535
Deferred tax assets, net	2,281	1,629
Prepaid expenses and other assets	1,757	3,166

Total current assets	104,279	95,828

Property and equipment, net	14,842	14,971
Goodwill	161	161
Intangible assets, net	2,637	4,604
Deferred tax assets, net	9,710	11,827
Other noncurrent assets	40	41

TOTAL ASSETS	$131,669	$127,432

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$5,495	$4,440
Accrued liabilities	10,211	7,803

Total current liabilities	15,706	12,243

Other long-term liabilities	448	3,137

Total liabilities	16,154	15,380

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,571,419 and 18,566,119 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	19	19
Additional paid-in capital	145,462	143,572
Accumulated deficit	(30,101)	(31,748)
Accumulated other comprehensive income	135	209

Total stockholders’ equity	115,515	112,052

TOTAL LIABILITIES AND EQUITY	$131,669	$127,432

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
REVENUES	$29,395	$25,963	$107,164	$104,253
COST OF REVENUES	17,634	15,120	63,577	62,493

GROSS PROFIT	11,761	10,843	43,587	41,760

OPERATING EXPENSES:
Research and development	2,766	3,102	11,736	11,064
Sales and marketing	3,649	3,134	12,961	12,121
General and administrative	2,997	3,589	12,819	15,623
Amortization of intangible assets	464	596	1,967	2,400
Restructuring charges	0	2	0	256

Total operating expenses	9,876	10,423	39,483	41,464

OPERATING INCOME	1,885	420	4,104	296
Other income, net	927	600	1,666	5,378

INCOME BEFORE INCOME TAXES	2,812	1,020	5,770	5,674
Expense for income taxes	817	567	1,158	2,332

NET INCOME FROM CONTINUING OPERATIONS	1,995	453	4,612	3,342

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX EXPENSE (BENEFIT)	0	17	0	(91)

NET INCOME	$1,995	$470	$4,612	$3,251

Earnings per Share from Continuing Operations:
Basic	$0.11	$0.03	$0.25	$0.19
Diluted	$0.11	$0.03	$0.25	$0.18

Earnings (Loss) per Share from Discontinued Operations:
Basic	$0.00	$0.00	$0.00	($0.01)
Diluted	$0.00	$0.00	$0.00	$0.00

Earnings per Share:
Basic	$0.11	$0.03	$0.25	$0.18
Diluted	$0.11	$0.03	$0.25	$0.18

Weighed Average Shares:
Basic	18,154	17,916	18,159	17,797
Diluted	18,412	18,508	18,389	18,184

Cash dividend per share	$0.040	$0.035	$0.160	$0.140

PCTEL, INC.

P&L INFORMATION BY SEGMENT (unaudited)

(in thousands)

	Three Months Ended December 31, 2014				Year Ended December 31, 2014
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total
REVENUES	$19,924	$9,535	($64)	$29,395	$72,333	$35,113	($282)	$107,164

GROSS PROFIT	6,183	5,572	6	11,761	22,818	20,743	26	43,587

OPERATING INCOME (LOSS)	$2,078	$2,184	($2,377)	$1,885	$7,357	$7,333	($10,586)	$4,104

	Three Months Ended December 31, 2013				Year Ended December 30, 2013
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total
REVENUES	$17,349	$8,693	($79)	$25,963	$74,223	$30,310	($280)	$104,253

GROSS PROFIT	5,368	5,471	4	10,843	22,720	19,018	22	41,760

OPERATING INCOME (LOSS)	$1,140	$2,109	($2,829)	$420	$6,012	$7,248	($12,964)	$296

Reconciliation GAAP To non-GAAP Results Of Continuing Operations (unaudited)

(in thousands except per share information)

Reconciliation of GAAP operating income to non-GAAP operating income (a) from Continuing Operations

		Three Months Ended December 31,		Year Ended December 31,
		2014	2013	2014	2013
	Operating Income	$1,885	$420	$4,104	$296
(a)	Add:
	Amortization of intangible assets	464	596	1,967	2,400
	TelWorx restructuring:
	-Restructuring charges	0	2	0	256
	-Cost of Goods Sold	0	0	0	284
	TelWorx investigation:
	-General & Administrative	580	747	1,266	2,626
	Legal settlement
	-General & Administrative	0	0	75	0
	Stock Compensation:
	-Cost of Goods Sold	111	95	426	390
	-Engineering	150	185	658	689
	-Sales & Marketing	170	140	661	575
	-General & Administrative	267	402	1,530	1,786

		1,742	2,167	6,583	9,006

	Non-GAAP Operating Income	$3,627	$2,587	$10,687	$9,302

	% of revenue	12.3%	10.0%	10.0%	8.9%

Reconciliation of GAAP net income to non-GAAP net income (b) from Continuing Operations

		Three Months Ended December 31,		Year Ended December 31,
		2014	2013	2014	2013
	Net Income from Continuing Operations	$1,995	$453	$4,612	$3,342
	Adjustments:
(a)	Non-GAAP adjustment to operating income	1,742	2,167	6,583	9,006
	Other income related to the TelWorx settlement and TelWorx SEC investigation	(908)	(586)	(1,568)	(5,353)
	Other legal settlements	0	0	(75)	0
(b)	Income Taxes	161	99	(770)	653

		995	1,680	4,170	4,306

	Non-GAAP Net Income from Continuing Operations	$2,990	$2,133	$8,782	$7,648

	Non-GAAP Earning per Share:
	Basic	$0.16	$0.12	$0.48	$0.43
	Diluted	$0.16	$0.12	$0.48	$0.42

	Weighed Average Shares:
	Basic	18,154	17,916	18,159	17,797
	Diluted	18,412	18,508	18,389	18,184

This schedule reconciles the Company’s GAAP operating income and GAAP net income to its non-GAAP operating income and non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the TelWorx investigation.

(b) These adjustments include the items described in footnote (a) as well as other income for the TelWorx legal settlement and insurance claims related to the TelWorx investigation, and non-cash income tax expense.

Reconciliation GAAP To non-GAAP SEGMENT INFORMATION (unaudited) (a) - Continuing Operations

(in thousands except per share information)

	Three Months Ended December 31, 2014				Year Ended December 31, 2014
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total
Operating Income (Loss)	$2,078	$2,184	($2,377)	$1,885	$7,357	$7,333	($10,586)	$4,104

Add:
Amortization of intangible assets	260	204	0	464	1,151	816	0	1,967
TelWorx restructuring:
-Restructuring charges	0	0	0	0	0	0	0	0
-Cost of Goods Sold	0	0	0	0	0	0	0	0
TelWorx investigation:
-General & Administrative	0	0	580	580	0	0	1,266	1,266
Legal settlement
-General & Administrative	0	0	0	0	0	0	75	75
Stock Compensation:
-Cost of Goods Sold	58	53	0	111	215	211	0	426
-Engineering	64	86	0	150	292	366	0	658
-Sales & Marketing	133	37	0	170	534	127	0	661
-General & Administrative	54	31	182	267	256	129	1,145	1,530

	569	411	762	1,742	2,448	1,649	2,486	6,583

Non-GAAP Operating Income (Loss)	$2,647	$2,595	($1,615)	$3,627	$9,805	$8,982	($8,100)	$10,687

	Three Months Ended December 31, 2013				Year Ended December 30, 2013
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total
Operating Income (Loss)	$1,140	$2,109	($2,829)	$420	$6,012	$7,248	($12,964)	$296

Add:
Amortization of intangible assets	392	204	0	596	1,573	827	0	2,400
TelWorx restructuring:
-Restructuring charges	2	0	0	2	256	0	0	256
-Cost of Goods Sold	0	0	0	0	284	0	0	284
TelWorx investigation:
-General & Administrative	0	0	747	747	0	0	2,626	2,626
Stock Compensation:
-Cost of Goods Sold	44	51	0	95	153	237	0	390
-Engineering	78	107	0	185	285	404	0	689
-Sales & Marketing	122	18	0	140	450	125	0	575
-General & Administrative	91	33	278	402	341	109	1,336	1,786

	729	413	1,025	2,167	3,342	1,702	3,962	9,006

Non-GAAP Operating Income (Loss)	$1,869	$2,522	($1,804)	$2,587	$9,354	$8,950	($9,002)	$9,302

This schedule reconciles the Company’s GAAP operating income by segment to its non-GAAP operating income and non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the TelWorx investigation.